Exhibit (a)(1)(j)

Tender Offer Confidential

Tender Offer Tender Offer Process Options Impacted Q&A Current Timeline Next Steps Confidential

409A Impact Options impacted by 409A Discounted options which vest after 12/31/04 Options granted in or after 2000 (5 year vesting) Options granted in or after 2002 (3 year vesting) 20% additional penalty on entire gain Corrective measures Exercised Remedy -- Fossil filed a Voluntary Correction Program with the IRS to remedy. Resolution expected in Spring 2008 Unexercised Remedy – Tender Offer Confidential

Options Eligible for Tender Offer Example: Assume 500 unexercised discounted options granted in 2002 at a 5 year vesting schedule 2003 2004 2005 2006 2007 Options vested 100 100 100 100 100 Original exercise price Options to be repriced for tax purposes Confidential

Tender Offer – Purpose To reprice the exercise price of certain options to avoid 20% additional penalty tax Make up any lost value to employee with a lump sum payment If employee accepts: Certain options will be repriced Corrected/repriced options should not be subject to a 20% 409A tax penalty Vesting schedule does not change, only exercise price Will receive a lump sum payment in January 2008 for the difference of the revised price less the original exercise price times the number of shares repriced If employee rejects: Options remain at original exercise price Options subject to 20% tax penalty, in addition to normal taxes. Some state tax penalties may apply Fossil will not reimburse any tax penalty for options eligible for repricing. Employee will be responsible for paying 20% 409A tax penalty No lump sum payment made Confidential

Tender Offer – Hypothetical Example *Assuming tax is on spread at exercise Disclaimer: Fossil is not giving, and cannot give, individual tax advice. Please consult your financial or tax advisor regarding your circumstances. Confidential Accept Reject New Exercise Price based upon new measurement date $ 22 N/A Original Exercise Price (100 stock options unexercised $ 19 $ 19 and vesting after 12/31/04) Difference $ 3 N/A Lost Value ($3 X 100) $ 300 N/A Employee sells stock at $ 30 $ 30 Grant Price $ 22 $ 19 Gain per share (assumes 100 shares vested) $ 8 $ 11 Taxable gain from sell $ 800 $1100 Tender offer lump sum payment in January 2008 $ 300 N/A Total Gain $1100 $1100 Federal income tax (assumes 25% tax rate) (275) (275) FICA (Social Security & Medicare) (84) (84) Additional tax penalty due to 409A (20%)* N/A (220) Net gain after tax $ 741 $ 521

Tender Offer Process Offer time period from 8/14/07 to 9/11/07 Offer will be mailed directly to employee’s home on 8/14/07 Employee must return signed paperwork (accepting or rejecting) to Katherine Neverdousky in Human Resources no later that 10:59pm (CST) on Tuesday, 9/11/07 Hand delivered, e-mail or fax only No regular or express mail or FedEx accepted Do not request others to turn in your paperwork Applies only to unexercised stock options granted at a discount that vested or vest after 12/31/04 Cash payment equal to difference between repriced exercise price less the original exercise price. To be paid January 2008. Confidential

Tender Offer Packet Confidential URGENT! OPEN IMMEDIATELY Fred Fossil 2280 N. Greenville Ave. Richardson, TX 75082

The Tender Offer Packet Tender offer packet mailed on 8/14/07 Summary Sheet Q&A (43 questions and answers) Risks Offer information Form of Memorandum Election Form, Instructions, Withdrawal Form, Instructions, Personalized Tender Offer detail, Confidential

Tender Offer Packet Yes, I wish to participate in the Offer as to ALL of my Eligible Options listed on the Addendum issued to me OR Yes, I wish to participate in the Offer as to my Eligible Options listed below (Use this alternative if you wish to participate in the Offer with SOME but not ALL of your Eligible Options): Original Grant Date Number of Eligible Options What Vintage are you?

Tender Offer Packet No, I do NOT wish to participate in the Offer as to any of my Eligible Options. If you elect Yes, for some or all of the applicable Eligible Options, such Eligible Options will be irrevocably amended on the Expiration Date, which is expected to be September 11, 2007. Employee Signature Employee Name (Please print) E-mail Address Date and Time Address City State Zip Code RETURN TO KATHERINE NEVERDOUSKY NO LATER THAN 10:59 P.M., CENTRAL TIME, ON SEPTEMBER 11, 2007 BY FAX TO (972)638-2887, BY HAND DELIVERY, OR BY E-MAIL TO KNEVERDOUSKY@FOSSIL.COM. What Vintage are you?

The Tender Offer Confidential Expected Cash Payment* New Option Exercise Price Original Option Exercise Price Options Outstanding Vesting in 2005 and later (“Eligible Options”) Original Grant Date * Less applicable withholding tax 1/14/2002 112 $9.22220 $12.06670 $318.60 2/24/2003 112 $11.66660 $11.71330 $5.22 2/23/2004 150 $19.13330 $22.17330 $456.00

Questions If I leave the Company before the Offer expires and therefore cannot participate in the Offer, what happens to my Eligible Options? If I participate in the Offer, do I have to remain an employee of the Company to receive the cash payment in January 2008? When will my Amended Options vest? Will the terms and conditions of my Amended Options be the same as my original options? What happens to my Eligible Options if I do not return my election form by the deadline, choose not to participate or my Eligible Options are not accepted? Confidential

Questions If I hold multiple Eligible Options, can I choose options with respect to which I want to accept this Offer? What are the tax consequences if I accept the Offer? What are the tax consequences if I do not accept the Offer? How will the cash payment with respect to the amendment of Eligible Options be taxed? Once I accept/reject the Tender Offer, when can I exercise my options? Confidential

Questions How do I accept/reject the offer? How do you determine whether I have properly accepted this Offer? How will you confirm to me that my election form or withdrawal form has been received? Will I receive an Amended Option agreement? Can I change my mind and withdraw from this Offer? How do I withdraw my election? What if I withdraw my election and then decide again that I want to participate in this Offer? Confidential

Questions What happens if I turn in my form to Katherine on 11:01 pm CST, Thursday, September 11, 2007? What if I sent my election form via Fed Ex? What if I hand my election form to Kosta on September 11, 2007 at 10:59 pm? Confidential

Tender Offer Summary ACCEPT OFFER Eligible Options repriced Avoids 409A 20% tax penalty Vesting schedule remains same Receive taxable lump sum payment for difference in January 2008 REJECT OFFER Eligible Options not repriced Subject to 409A 20% tax penalty Employee responsible for 409A tax penalty No lump sum payment Confidential

8/8 SEC filings (Q3/Q4 ’06, Q1 ‘07) 8/14 Tender Offer process begins 8/14 Tender Offer packets mailed 8/14 Q2 Earnings Release 8/16 Employee Tender Offer Meeting 8/27 E-mail reminder to return Tender Offer election forms 8/27 & 9/4 Tender Offer Q&A sessions 9/11 Tender Offer complete, unless extended 9/19 Estimated Blackout lift 10/8-11/16 Q3 blackout period (Dir & Above) Jan ‘08 Tender Offer lump sum payment Estimated Timeline Confidential

Next Steps Read the Tender Offer thoroughly, especially the Q&A section Questions? Attend a Q&A session More Questions? Request a meeting with HR Sign the document (accepting or rejecting) and return to Katherine Neverdousky in Human Resources no later than 10:59 pm CST on 9/11/07 Hand delivered, e-mail or fax only No regular or express mail or FedEx accepted Confidential

Deadlines to Remember Thursday, August 23 Should have received Tender Offer packet. If not, contact Katherine Neverdousky immediately Tuesday, September 11, 2007 The Offer will expire at 10:59 p.m., Central Standard Time, unless we extend the Offer Wednesday, September 19, 2007 Estimated date to lift blackout October 8 – November 16 Q3 Blackout period (Director and above) January 2008 The lump sum payment for Amended Options will be paid on the first regular payday in January 2008. Confidential

Who can I talk to about my Tender Offer? For additional information, assistance or questions concerning this Offer, please contact Randy Hyne at: Fossil, Inc. 2280 N. Greenville Avenue, Richardson, Texas 75082 Phone: (972) 699-2115 Fax: 972-498-9615 E-mail: randyh@fossil.com If you need additional copies of the Offer to Amend or the election or withdrawal forms, you should contact Katherine Neverdousky at: Fossil, Inc. 2280 N. Greenville Avenue, Richardson, Texas 75082 Phone: (972) 699-6888 Fax: 972-638-2887 E-mail: kneverdousky@fossil.com Access your grant summary information at Smith Barney --www.benefitaccess.com Confidential

Other Questions? Confidential

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